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              [LETTERHEAD OF KPMG PEAT MARWICK LLP APPEARS HERE]


                             ACCOUNTANTS' CONSENT

The Board of Directors
Healthdyne Technologies, Inc.

We consent to the use of our reports incorporated by reference herein.

                                        /s/ KPMG Peat Marwick LLP
                                        -------------------------
                                        KPMG PEAT MARWICK LLP

Atlanta, Georgia
October 23, 1996